EX-99.23.i.i

J. W. BROWN (1911-1995)
JAMES R. CUMMINS                                            JOANN M. STRASSER
ROBERT S BROWN                                             AARON A. VANDERLAAN
DONALD S. MENDELSOHN                                       LAWRENCE A. ZEINNER
LYNNE SKILKEN
AMY G. APPLEGATE                                               OF COUNSEL
KATHRYN KNUE PRZYWARA                                       GILBERT BETTMAN
MELANIE S. CORWIN                                              (1918 - 2000)


                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                 441 VINE STREET
                             CINCINNATI, OHIO 45202
                            TELEPHONE (513) 381-2121
                            TELECOPIER (513) 381-2125




                                November 15, 2000


Alpha Analytics Investment Trust
1901 Avenue of the Stars, Suite 123
Los Angeles, California 90067

RE:      ALPHA ANALYTICS INVESTMENT TRUST,  FILE NOS. 333-65407 AND 811-9039

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 2 to the Registration Statement of the Alpha Analytics Investment Trust (the "Trust".)

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based upon the foregoing, we are of the opinion that after Post-Effective Amendment No. 2 is effective for purposes of federal and applicable state securities laws, the shares of Alpha Analytics Value Fund and Alpha Analytics Digital Future Fund, each a series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Funds, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement.

                                           Very truly yours,

                                           /s/
                                           -------------------------------
                                           Brown, Cummins & Brown Co., L.P.A.





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